UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2009

Mellanox Technologies, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Israel	001-33299	980233400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Hermon Building, Yokneam,		20692
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-4-909-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2009, Rob S. Chandra notified Mellanox Technologies Ltd. (the "Company") of his intent to retire from the Company’s Board of Directors (the "Board") on the earlier to occur of the end of his current term of appointment or upon the appointment of a replacement director. Mr. Chandra’s current term of appointment expires at the Company's next Annual General Meeting expected to be held in May, 2009.

Mr. Chandra is a general partner of Bessemer Venture Partners, a venture capital firm, ("Bessemer"), and his retirement form the Company’s Board responds to the requests of Bessemer’s investors that Mr. Chandra step down from the boards of public companies in which Bessemer does not have material holdings.

Mr. Chandra is chairman of the Compensation Committee of the Board. Mr. Chandra has served on the Company’s Board since November 2001.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mellanox Technologies, Ltd.

February 12, 2009	By:	/s/ Michael Gray

Name: Michael Gray
Title: Chief Financial Officer